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                  SUBSIDIARIES OF WILMINGTON TRUST CORPORATION

                                   EXHIBIT 21

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                                                                       Jurisdiction of
Subsidiary                                                              Incorporation
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
Wilmington Trust Company                                               Delaware
      Brandywine Finance Corporation                                   Delaware
      Brandywine Insurance Agency                                      Delaware
      Crompton Realty Corporation                                      Delaware
      Drew VIII, Ltd.                                                  Delaware
      Rodney Square Investors, L.P.                                    Delaware
      Siobain VI, Ltd.                                                 Delaware
      Wilmington Brokerage Services Company                            Delaware
      Wilmington Trust (Cayman) Ltd.                                   Cayman Islands
      Wilmington Trust (Channel Islands), Ltd.                         Channel Islands
      Wilmington Trust SP Services (New York), Inc.                    Delaware
      100 West Tenth Street Corporation                                Delaware
      Wilmington Trust SP Services, Inc.                               Delaware
            Special Services (Delaware), Inc.                          Delaware
            Wilmington Trust SP Services (Delaware), Inc.              Delaware
            Wilmington Trust SP Services (Nevada), Inc.                Nevada
            Wilmington Trust SP Services (South Carolina), Inc.        South Carolina
            Wilmington Trust SP Services (Vermont), Inc.               Vermont
            Wilmington SP Services (California), Inc.                  California
      WTC Camden, Inc.                                                 Delaware
Wilmington Trust FSB                                                   United States
Wilmington Trust Investment Management, LLC                            Georgia
Wilmington Trust of Pennsylvania                                       Pennsylvania
WT Investments, Inc.                                                   Delaware
GTBA Holdings, Inc.                                                    Delaware
     Grant Tani Barash & Altman, LLC                                   Delaware
     Grant, Tani, Barash & Altman Management, Inc.                     Delaware
Rodney Square Management Corporation                                   Delaware
Wilmington Trust (UK) Limited                                          United Kingdom
     SPV Advisors Limited                                              United Kingdom
     Wilmington Trust (London) Limited                                 United Kingdom
     Wilmington Trust SP Services (London) Limited                     United Kingdom
           Bedell SPV Management (Jersey) Limited                      Jersey
           SPV Management Limited                                      United Kingdom
           Wilmington Trust SP Services (Cayman) Limited               Cayman Islands
           Wilmington Trust SP Services (Channel Islands) Limited      Jersey
           Wilmington Trust SP Services (Dublin) Limited               Ireland
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